UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 5, 2023 (September 5, 2023)
Date of Report (date of earliest event reported)

CUMBERLAND PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 West End Avenue, Suite 1300 Nashville, Tennessee 37203
(Address of Principal Executive Offices)
(615) 255-0068
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPIX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
A New Revolving Loan Agreement
On September 5, 2023, Cumberland Pharmaceuticals Inc. (the “Company” or “Cumberland”) entered into a new Revolving Credit Loan Agreement with Pinnacle Bank (the “New Pinnacle Agreement”). The New Pinnacle Agreement provides for an aggregate principal funding amount of up to $25 million. It provides an initial revolving line of credit of up to $20 million with the ability for Cumberland to increase the amount to $25 million, under certain conditions. The New Pinnacle Agreement has a three year term expiring on October 1, 2026. The interest rate is based on a benchmark (Term SOFR) plus a spread of 2.75%. Cumberland is subject to one financial covenant, the maintenance of a Funded Debt Ratio, as such term is defined in the New Pinnacle Agreement referenced in Exhibit 10.1 below, and determined on a quarterly basis.
Item 1.02 Termination of a Material Definitive Agreement.
The Prior Loan Agreement
On September 5, 2023, the Company entered into the New Pinnacle Agreement. The material terms and conditions to the extent required are included in Item 1.01 above and are incorporated by reference into this Item 1.02. Effective upon the execution of the New Pinnacle Agreement described in Item 1.01 above, the prior Revolving Credit Loan Agreement, as amended, originally dated July 28, 2017, by and between the Company and Pinnacle Bank (the "Prior Pinnacle Agreement") was terminated. The Company incurred no early termination penalties upon termination of the Prior Pinnacle Agreement and the remaining outstanding balance of $5.1 million was transferred to the New Pinnacle Agreement. The foregoing description of the Prior Pinnacle Agreement (as amended) is qualified in its entirety by reference to Exhibit 10.34, 10.35, 10.36, 10.37, 10.41, 10.42, 10.43, 10.45, 10.46 and 10.47 to the Company’s Annual Report on Form 10-K filed on March 13, 2023.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 5, 2023, the Company entered into the New Pinnacle Agreement. The material terms and conditions to the extent required are included in Item 1.01 above and are incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits
    (d) Exhibits

Exhibit No.	Description

10.1	Revolving Credit Loan Agreement, dated as of September 5, 2023, by and between Cumberland Pharmaceuticals Inc. and Pinnacle Bank

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: September 5, 2023	By:	/s/ John Hamm
John Hamm
Chief Financial Officer